CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Financial Highlights" in the Prospectus and "Auditors" in the Statement of Additional Information and to the incorporation by reference of our report dated September 11, 1996, in this Registration Statement (Form N-2 No. 33-64808) of Global Small Cap Fund Inc.


                                ERNST & YOUNG LLP

New York, New York
October 8, 1996